Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President & CEO
1515 Arapahoe Street		James Ivey, CFO
Tower 2, Suite 700		Andy Schroeder, VP Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482	Fax: (303) 290-8769
	E-mail:	investorrelations@markwest.com
	Website:	www.markwest.com

MARKWEST ENERGY PARTNERS ANNOUNCES RETIREMENT
OF JIM IVEY AS CHIEF FINANCIAL OFFICER AND
APPOINTMENT OF NANCY K. MASTEN AS ACTING CHIEF FINANCIAL OFFICER

DENVER—September 6, 2006 —MarkWest Energy Partners, L.P. (AMEX: MWE) today announced the upcoming retirement of Jim Ivey, Chief Financial Officer.  Mr. Ivey will continue as CFO until October 1, 2006, the date set for his retirement.  He cited the desire to pursue other family and personal interests in reaching his decision to retire.  “Jim has been instrumental in developing MarkWest’s financial strategy and executing our business plan,” said Frank Semple, President and CEO.  “Jim’s experience will be missed; however, I am pleased to also announce that Nancy K. Masten has been named as the acting Chief Financial Officer while the Board of Directors considers all options for filling this very critical position.  Nancy is our current Chief Accounting Officer and her previous experience as the CFO for EAS, Inc. (a subsidiary of the Ross Products Division of Abbott Laboratories), Vice President for Transmontaigne, Inc. and as a Partner with Ernst & Young LLP will allow her to provide excellent leadership as the acting Chief Financial Officer.”

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MarkWest Energy Partners, L.P. is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is the largest processor of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2004, and our Forms 10-Q, as filed with the SEC.